Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

EXTERRAN HOLDINGS, INC.

Exterran Holdings, Inc. (the “Company”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

1.                                      The Certificate of Incorporation of the Company (the “Certificate”) is hereby amended as follows:

Article ONE of the Certificate shall be deleted in its entirety and replaced with the following:

ONE: The name of the corporation is Archrock, Inc. (hereinafter referred to as the “Corporation”).

2.                                      The foregoing amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the DGCL.

[Signature Page Follows.]

IN WITNESS WHEREOF, Exterran Holdings, Inc. has caused this Certificate of Amendment to be signed by an authorized officer thereof, this 3rd day of November, 2015.

Exterran Holdings, Inc.

/s/ D. Bradley Childers
By:	D. Bradley Childers
Title:	Chief Executive Officer

[Signature Page to Certificate of Amendment]